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                                                                    Exhibit 23.1


                   Consent of Independent Public Accountants
                   -----------------------------------------


   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 20, 1997 included in Alpha-Beta Technology, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in the registration statement.

                                                         /s/ Arthur Andersen LLP

                                                         Arthur Andersen LLP


Boston, Massachusetts
December 17, 1997